UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2016

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Foundation Medicine, Inc. (the “Company”) has announced that the commercial launch of its liquid biopsy assay to evaluate circulating tumor DNA, FoundationACT, is now expected to take place during the second quarter of 2016. The Company launched the assay for research use in December 2015, and anticipated making the assay available for patient testing in the clinical market by the end of March. However, to complete the full optimization of its laboratory operations for this new assay, the Company has shifted the target launch date and currently expects to launch FoundationACT in the second quarter.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain statements that are “forward-looking statements.” Foundation Medicine has identified some of these forward-looking statements with words like “expect,” “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates, including its target commercial launch date for FoundationACT. These statements are subject to risks and uncertainties, including risks that could prevent Foundation Medicine from launching FoundationACT during the second quarter of 2016 or other risks detailed in Foundation Medicine’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission, that could cause actual results and events to differ materially from those anticipated. Foundation Medicine undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President and General Counsel